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                                                                      Exhibit 11


                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                      Three Months Ended March 31,
                                    ------------------------------
                                          1998           1997
                                    ------------------------------
Earnings per common share

  Basic and diluted                        $   0.35       $   0.38

Average shares outstanding

  Basic and diluted                         668,360        637,160